                                                                     EXHIBIT 5.2

                [LETTERHEAD OF DENNIS MCLAUGHLIN & ASSOCIATES]

March 6, 1998

Cavanaughs Hospitality Corporation
201 W North River Drive
Suite 100
Spokane WA 99201

RE:   Shares of Common Stock of Cavanaughs Hospitality Corporation

Gentlemen:

We have acted as special counsel to Cavanaughs Hospitality Corporation, a Washington corporation (the "Company"), in connection with its Registration Statement on Form S-1, as amended (the "Registration Statement"), filed pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the proposed offering by the Company of an aggregate of up to 5,951,250 shares (the "Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock").

In that connection, we have reviewed the Amended and Restated Articles of Incorporation of the Company, its Amended and Restated By-Laws, resolutions of its Board of Directors, and such other documents and records as we have deemed appropriate.

On the basis of such review and having regard to the legal considerations that we deemed relevant, it is our opinion that the Shares have been duly authorized, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid, and nonassessable.

We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein. In giving this opinion, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                                      Very Truly Yours,

                                      /s/ Dennis McLaughlin & Associates P.S.
                                      DENNIS McLAUGHLIN & ASSOCIATES
                                      Professional Service Corporation

DMM:gb